UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Duratek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF TALKING POINTS USED  IN BRIEFING EMPLOYEES OF REGISTRANT REGARDING THE PROPOSED TRANSACTION.

Talking Points

For Duratek Managers Use in Briefing Employees

•                  This morning, Duratek announced it has agreed to be acquired by EnergySolutions, a newly combined group of companies that is bringing together a broad array of technologies and resources to serve the nuclear industry.

•                  EnergySolutions will focus on solving the most difficult nuclear materials management and waste disposition challenges of government and commercial customers.

•                  EnergySolutions has already brought together the capabilities and operations of BNG America, Envirocare of Utah, and Scientech D&D.  With the addition of Duratek, EnergySolutions will become a leading domestic service supplier that will be better able to respond to cost pressures on government and industry with innovative solutions.

•                  The new company will have the ability to handle customers’ needs across the nuclear fuel cycle, from nuclear facility operations to ultimate decommissioning and disposal, for Federal and commercial customers nationwide and internationally.

•                  We expect that our customers will see the combination of Duratek and EnergySolutions as a very positive development, because it will expand the range of solutions we can offer them.

•                  This is big news and exciting news.  It’s also represents a big change – and I am sure you have a lot of questions, and perhaps some concerns about what this means for you.

•                  It is important to note that today’s announcement is just the first step in the process of bringing Duratek and EnergySolutions together.

•                  Duratek expects to submit the merger to stockholders for their consideration during the second quarter of 2006 and to close the merger promptly following receipt of stockholder and regulatory approval.

•                  Once the transaction is approved by our shareholders, EnergySolutions will purchase all of the stock of Duratek, and we will become part of this newly combined group of companies.

•                  Until this transaction closes, Duratek will continue to operate as a publicly traded company fully independent of EnergySolutions.

•                  Therefore, the specifics of how Duratek will join together with EnergySolutions remain to be determined.

•                  I have been assured by Bob Prince and our senior leadership that we will be notified in a timely fashion when decisions are made about how the new company will be organized.

•                  Bob has also emphasized that EnergySolutions sought Duratek for its people, values and track record of delivering innovation and results for our customers and partners.  We should expect to be a very important part of the new company.

•                  Now let’s open the floor to questions.

(Question and Answer session)

Wrap-Up and Next Steps:

•                  Thanks for your questions.  As additional pertinent information becomes available, we will pass it on to you.

•                  Let’s remember that until the transaction closes, Duratek continues to operate as a publicly traded company totally independent of EnergySolutions.

•                  We need to stay focused on taking care of our customers, keeping our commitments, and providing the quality service they expect from us.  That focus on customers will help us make this a very smooth transition.

•                  Thank you for your help and for your support.  We will keep you posted on further developments.

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Important Additional Information and Where to Find It

Duratek will file with the Securities and Exchange Commission a proxy statement and other documents regarding the proposed business combination referred to in the foregoing information.  Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information.  A definitive proxy statement will be sent to Duratek’s stockholders seeking their approval of the transaction.  Investors and security holders may obtain a free copy of the proxy statement and other documents filed by Duratek with the Commission at the Commission’s website at www.sec.gov, or by directing a request to: Diane Brown, Corporate Secretary, Duratek Inc., 10100 Old Columbia Road, Columbia, Maryland 21046.

Duratek and its directors and executive officers may be considered participants in the solicitation of proxies from Duratek’s stockholders in connection with the proposed transaction.  Information about the directors and executive officers of Duratek and their ownership of Duratek stock is set forth in the proxy statement for Duratek’s 2005 annual meeting of stockholders.  Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.